UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):    April 9, 2022

CONTANGO ORE, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization) 3700 Buffalo Speedway, Suite 925 Houston, Texas (Address of principal executive offices)	001-35770 (Commission File Number)	27-3431051 (I.R.S. Employer Identification No.) 77098 (Zip Code)
Registrant’s Telephone Number, including area code: (713) 877-1311

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.01 per share	CTGO	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement

On April 9, 2022, Contango ORE, Inc. (the “Company”) and Queen’s Road Capital Investment Ltd. (“QRC”), entered into an Investment Agreement (the “Investment Agreement”) pursuant to which the Company agreed to issue a $20,000,000 unsecured convertible debenture to QRC (the “Debenture”). The closing and issuance of the Debenture is expected to occur on or prior to April 29, 2022, subject to customary closing conditions.

The Debenture bears interest at the rate of 8% per annum, payable quarterly with 6% paid in cash and 2% paid in shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”) issued at the market price at the time of payment based on a 20-day volumetric weighted average price (“VWAP”). The Debenture will be unsecured and will mature four years after issuance. QRC may convert the Debenture into Common Stock at any time at a conversion price of $30.50 per share, subject to adjustment as set forth in the Debenture. The Company may redeem the Debenture at any time after the third anniversary of issuance at 105% of par, provided that the market price (based on a 20-day VWAP) of the Common Stock is at least 130% of the conversion price. The Company may also redeem the Debenture, and QRC will have the right to put the Debenture to the Company, upon a Change of Control (as defined in the Debenture) of the Company, at a price of 130% of par for the first three years following issuance and 115% of par thereafter plus accrued interest paid at the time of redemption or put in the same form as other interest payments.

The proceeds from issuance of the Debenture will be used to fund the Company’s commitments to the Peak Gold, LLC joint venture, the exploration and development at the Company’s Lucky Shot properties and for general corporate purposes.

Pursuant to the Investment Agreement, the Company agreed to pay QRC an establishment fee equal to 3% of the principal amount of the Debenture, payable in either cash or shares of Common Stock (any such shares the “Establishment Fee Shares”) at QRC’s election. The Establishment Fee Shares will be valued at $24.82 per share, the VWAP as of the date of the Investment Agreement.  QRC has elected to receive payment of the establishment fee in Establishment Fee Shares.

Pursuant to the Investment Agreement, QRC will enter into an investor rights agreement with the Company in connection with the issuance of the Debenture (the “Investor Rights Agreement”). The Investor Rights Agreement will require QRC and its affiliates, for so long as they own 5% or more of the outstanding Common Stock to (i) standstill, (ii) not participate in any unsolicited or hostile takeover of the Company, (iii) not tender their shares of Common Stock unless the Company’s board of directors recommends such tender, (iv) vote their shares of Common Stock in the manner recommended by the Company’s board to its stockholders and (v) not transfer their shares of Common Stock representing more than 0.5% of the outstanding shares of Common Stock without notifying the Company in advance whereupon the Company will have a right to identify a buyer for those shares.

The Debenture, the shares of Common Stock underlying the Debenture and the Establishment Fee Shares will be issued in transactions exempt from the registration requirements of the Securities Act of 1933 (the “Securities Act”), as amended, pursuant to the exemption afforded by Section 230.901 of the Securities Act.

The foregoing is a summary only and does not purport to be a complete description of all of the terms, provisions, covenants and agreements contained in the Investment Agreement, Debenture and Investor Rights Agreement, and is subject to and qualified in its entirety by reference to the full text of the Investment Agreement, form of Debenture and form of Investor Rights Agreement, which are filed herewith as Exhibits 10.1, 4.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated into this Item 1.01 by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 3.02.	Unregistered Sales of Equity Securities.
The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 3.02 by reference.
Item 7.01.	Regulation FD Disclosure.

On April 9, 2022, the Company issued a press release relating to the transactions described in this Current Report on Form 8-K. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K. The information included herein and in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

4.1*	Form of Convertible Debenture.

10.1*	Investment Agreement, dated April 9, 2022, by and between the Company and QRC.

10.2*	Form of Investor Rights Agreement.

99.1*	Press Release, dated April 9, 2022.

*    Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONTANGO ORE, INC.

By: /s/ Leah Gaines
Leah Gaines
Vice President, Chief Financial Officer, Chief Accounting Officer, Treasurer and Secretary

Dated: April 13, 2022